Exhibit 8.2

REEDER & SIMPSON P.C.

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +692 625 3602 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	R. Simpson 8 Karaiskaki St., Moschaton 183 45 Athens, Greece Telephone: +30 210 941 7208 Fax: +30 210 941 4790 E-mail: simpson@otenet.gr Mobile phone: +30 6945 465 173

July 21, 2005

Seaspan Corporation

Attention: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong

China

Re:	Seaspan Corporation Registration Statement of Form F-1

Ladies and Gentlemen:

I have acted as Marshall Islands counsel to Seaspan Corporation, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-1 (No. 333-                    ) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance and sale by the Corporation of up to 32,855,500 common shares (the “Common Shares”) of the Corporation.

In connection therewith, I reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences - Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are my opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, I am of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Republic of the Marshall Islands tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which I express no opinion).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. This consent does not constitute an admission that I am an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/S/ DENNIS J. REEDER
Dennis J. Reeder
Reeder & Simpson, P.C.